MARINA BIOTECH, INC.

17870 Castleton Street, Suite 250

City of Industry, California 91748

July 3, 2017

EOS Holdings LLC

2560 Highvale Drive

Las Vegas, NV 89134

Peak Capital Advisory Limited

Flat F, 9/F, Tower 1

Harbour Green

8 Sham Mong Road

Kowloon, Hong Kong

Dear Sir / Madam:

Reference is hereby made to: (i) that certain Note Purchase Agreement dated June 20, 2016 (the “Purchase Agreement”) by and among Marina Biotech, Inc., a Delaware corporation (the “Company”), and the undersigned purchasers (the “Purchasers”); (ii) the promissory notes of the Company in the aggregate principal amount of $300,000 that the Company issued to the undersigned Purchasers pursuant to the Purchase Agreement (each a “Note” and collectively the “Notes”); and (iii) those certain warrants to purchase up to an aggregate of 9,512,633 shares of the common stock of the Company that were originally issued pursuant to that certain Note and Warrant Purchase Agreement dated as of February 10, 2012 by and among the Company, MDRNA Research, Inc., Cequent Pharmaceuticals, Inc. and the purchasers identified on the signature pages thereto (as such agreement was amended from time to time) and that were amended concurrently with the Purchase Agreement to, among other things, extend the anti-dilution protection afforded thereunder to June 19, 2017 (such warrants, as so amended, the “Amended Prior Warrants”).

By executing below, the Company and the undersigned Purchasers hereby agree that:

(i)	the reference to “June 20, 2017” in clause (A) of the third sentence of the introductory paragraph of the Notes shall be amended to be a reference to “December 31, 2017”;

(ii)	the first two sentence of Section 5(a) of the Notes shall be deleted in their entirety and replaced in their entirety with the following:

“The Borrower shall provide the Holder with written notice not less than five (5) business days prior to the closing of any Financing Transaction yielding aggregate gross proceeds to the Borrower of not less than $3 million that occurs while this Note is outstanding. Upon the closing of any such Financing Transaction while this Note is outstanding, including, without limitation, the Financing Transaction contemplated by the Registration Statement on Form S-1 that the Borrower filed with the Commission on June 26, 2017 (No. 333-218982), the Holder shall convert the entire outstanding Principal balance under this Note and accrued interest thereon into New Securities to be issued and sold at the closing of such Financing Transaction at the most favorable price and terms at which the New Securities are sold to investors in the Financing Transaction.”

(iii)	the first sentence of Section 3(b) of the Amended Prior Warrants shall be deleted in its entirety and replaced in its entirety with the following:

“If the Company or any Subsidiary thereof, as applicable, at any time prior to the Termination Date, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue or agree to reprice (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood for purposes of the foregoing that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price.”

; and

(iv)	the definition of “Exempt Issuance” contained in the Purchase Agreement shall be amended to remove the word “and” appearing immediately before subclause (e), and to add the following to the end of such definition as new subclauses (f) and(g):

“, (f) securities issued to investors pursuant to the offering contemplated by the Registration Statement on Form S-1 that the Company filed with the Commission on June 26, 2017 (No. 333-218982) or, if there is no closing with respect to such offering, any other offering that would qualify as an Applicable Financing Transaction (as hereinafter defined in this letter agreement), and (g) and securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company significant additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.”

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In connection with, and as partial consideration for, the amendments to the Notes and to the Amended Prior Warrants described herein, the Company hereby agrees to issue to the undersigned Purchasers, on a pro rata basis (based on the aggregate principal amount of the Notes issued to the Purchasers as set forth on Exhibit A to this letter agreement), such number of the securities of the Company as are being issued to investors pursuant to the Financing Transaction contemplated by the Registration Statement on Form S-1 that the Company filed with the Commission on June 26, 2017 (No. 333-218982), or (and only if there is no closing with respect to such transaction) any Financing Transaction thereafter while the Notes remain outstanding yielding aggregate gross proceeds to the Company of not less than $3 million (such transaction, the “Applicable Financing Transaction”), as have an aggregate purchase price equal to $375,000 (the “Consideration Securities”), with such Consideration Securities being issued on the closing date of the Applicable Financing Transaction. The Purchasers hereby agree to execute all agreements relating to the purchase and sale of the Consideration Securities, as well as all agreements relating to registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to the Consideration Securities as are executed by purchasers in the Applicable Financing Transaction, to the extent that such agreements are applicable. The Company shall use its commercially reasonable efforts to cause the issuance of the Consideration Securities to the Purchasers to be registered on the same registration statement (if any) that is being utilized in the Applicable Financing Transaction (it being understood and agreed that if the placement agent with respect to the Applicable Financing Transaction advises the Company that the registration of the Consideration Securities on the same registration statement that is being utilized in the Applicable Financing Transaction would adversely impact the Company’s ability to complete the Applicable Financing Transaction, then the Company shall have no obligation to register the Consideration Securities on such registration statement); provided, that if the issuance of the Consideration Securities to the Purchasers is not registered on such registration statement, then the Company shall file with the SEC, within forty-five (45) days following the closing date of the Applicable Financing Transaction, a registration statement on Form S-1 (or such other form as the Company is then eligible to use for such registration) to register the resale of the Consideration Securities (or, with respect to any Consideration Securities that are exercisable or convertible for Common Stock, the shares of Common Stock issuable to the Purchasers upon the exercise or conversion of such the Consideration Securities), and shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the Commission within sixty (60) days of the filing thereof.

In connection with the foregoing, the undersigned Purchasers hereby: (i) agree to fully and forever waive, on behalf of the undersigned Purchasers and each of their respective present and former corporate parents, subsidiaries, affiliates, partners, joint venturers, members, shareholders, partners, directors, employees, officers, agents, representatives, attorneys, executors, administrators, predecessors, successors and assigns (x) any claim (whether known or unknown, or suspected or unsuspected) that the undersigned Purchasers (or any of their present and former corporate parents, subsidiaries, affiliates, partners, joint venturers, members, shareholders, partners, directors, employees, officers, agents, representatives, attorneys, executors, administrators, predecessors, successors and assigns) have, had or may have had, that the Exercise Price of the Amended Prior Warrants should be reduced to an amount less than $0.28 as a result of any Dilutive Issuance that occurred, or that may have occurred, while the Amended Prior Warrants were outstanding and prior to the date of this letter agreement, including, without limitation, the transactions effected pursuant to that certain Agreement and Plan of Merger between and among IThenaPharma, Inc., IThena Acquisition Corporation and Vuong Trieu, Ph.D. as the IThena Representative, and (y) any Event of Default arising under the Notes as a result of the failure by the Company to pay the principal and interest due thereunder on the Maturity Date (prior to the change in the Maturity Date pursuant to clause (i) of this letter agreement); and (ii) acknowledge and agree that the Exercise Price of the Amended Prior Warrants as of the date of this letter agreement is $0.28; provided, that the foregoing waiver shall not be construed as a waiver with respect to any future transactions that may reduce the Exercise Price of the Amended Prior Warrants pursuant to Section 3(b) thereof.

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In addition, each of the undersigned Purchasers hereby agree that they shall not, beginning ninety (90) days following the closing of the Applicable Financing Transaction, sell, in the aggregate (i.e., including sales by both Purchasers), on any given Trading Day:

(i)	for so long as the closing price of the Common Stock on the Trading Market is less than or equal to two hundred percent (200%) of the per share purchase price of the Consideration Securities in the Applicable Financing Transaction on the immediately preceding Trading Day, such number of Consideration Securities (or shares of Common Stock issuable upon exercise or conversion of the Consideration Securities) as is equal to more than five percent (5%) of the total number of shares of Common Stock traded on the Trading Market on such Trading Day; and

(ii)	for so long as the closing price of the Common Stock on Trading Market is greater than two hundred percent (200%) of the per share purchase price of the Consideration Securities in the Applicable Financing Transaction on the immediately preceding Trading Day, such number of Consideration Securities (or shares of Common Stock issuable upon exercise or conversion of the Consideration Securities) as is equal to more than ten percent (10%) of the total number of shares of Common Stock traded on the Trading Market on such Trading Day.

If the Consideration Securities include both Common Stock and Warrants, the price per share of Common Stock shall be determined as follows: the total purchase price for the Consideration Securities shall be allocated first to the Warrants using the Black Sholes valuation method used by the Company as reflected in its audited financial statements for the year ended December 31, 2016, and the balance shall be allocated to the purchase price of the Common Stock.

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For the avoidance of doubt, the stock prices referenced in items (i) and (ii) above shall be subject to appropriate adjustments as a result of any splits, combinations, subdivisions or reclassifications of the Common Stock that occur following the date of this letter agreement. If the Purchasers desire to sell such number of shares of Common Stock on any given Trading Day as exceed the limitations set forth in this letter agreement, the Purchasers may request a waiver of the limitations set forth in this letter agreement (which request may be made, and which waiver may be granted, orally or in writing), and the Company shall use its best efforts to respond to any such requests (if made during (or within two hours prior to) the hours of operation of the Trading Market) within two (2) hours following any such request by the Purchasers (which request shall be made by phone or email to either Vuong Trieu (vtrieu@autotelicinc.com; Lawrence Remmel (lremmel@pryorcashman.com, (212) 326-0881); or Michael T. Campoli (mcampoli@pryorcashman.com, (212) 326-0468). Any waiver of the limitations set forth in this letter agreement shall be made in the sole discretion of the Company. Moreover, the undersigned Purchasers hereby agree that they shall not, for a period of 90 days after the closing of the Applicable Financing Transaction, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any Consideration Securities (or any securities issuable upon exercise or conversion of the Consideration Securities) without the prior written consent of the placement agent with respect to the Applicable Financing Transaction.

Further, each undersigned Purchaser hereby agrees that, prior to one year before the Termination Date of the Prior Amended Warrants, it shall not exercise any of the Prior Amended Warrants at such time as such Purchase holds any Consideration Securities (or any securities issued upon the exercise or conversion of any Consideration Securities), and that, in furtherance thereof, it shall not transfer or assign all or any portion of the Prior Amended Warrants unless and until the transferee or assignee with respect to such Prior Amended Warrants agrees to be bound by the restrictions set forth in this letter agreement (and that any transfer or assignment of all or any portion of the Prior Amended Warrants in contravention of the foregoing requirement shall be null and void and of no effect).

Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement, the Notes or the Amended Prior Warrants, as applicable.

Except as expressly set forth herein, all of the other terms, conditions, covenants and provisions contained in the Purchase Agreement, the Notes and the Amended Prior Warrants are, and shall continue to be, in full force and effect.

This letter agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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Please acknowledge your agreement with the foregoing by signing in the space provided below.

MARINA BIOTECH, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	Chairman

AGREED AND ACCEPTED:

EOS HOLDINGS LLC

By:	/s/ Jon Carnes
Name:	Jon Carnes
Title:	Manager

PEAK CAPITAL ADVISORY LIMITED

By:	/s/ Feng Bai Ye
Name:	Feng Bai Ye
Title:	Director

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EXHIBIT A

Aggregate principal amount of the Notes issued to Each Purchaser

Purchaser	Aggregate Amount of Notes Held ($)

EOS HOLDINGS LLC

PEAK CAPITAL ADVISORY LIMITED

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